UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2015

Vu1 CORPORATION
(Exact Name of Registrant as specified in charter)

 California
(State or other jurisdiction of incorporation)

000-21864	84-0672714
(Commission File Number)	(IRS Employer Identification No.)

1001 Camelia Street, Berkeley, California	94710
(Address of principal executive offices)	(Zip Code)

(855) 881-2852
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

FORM 8-K

Vu1 Corporation

June 4, 2015

Item 1.01  Entry into a Material Definitive Agreement.

On June 4, 2015, the Company entered into separate agreements with two of the holders of the Company’s Original Issue Discount Convertible Debenture (as previously amended) issued on June 22, 2011, in the original principal sum of $2,553,000.  The effect of the agreements is to extend the maturity date of the Debentures to June 22, 2016 and reduce the conversion price under the Debentures to $0.50 per share from the current $2.00 per share.  Additionally, the Company agreed to issue shares of the Company's common stock at the closing market price on the interest payment dates of December 22, 2015 and June 22, 2016 for all accrued, unpaid interest through those dates.

Copies of the agreements are filed herewith as Exhibit 10.1, 10.2 and 10.3 and are incorporated herein by reference.  The summary description of the agreements is qualified in their entirety by reference to the full text of such exhibits.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

10.1	Amended and Restated Original Issue Discount Convertible Debenture dated June 4, 2015

10.2	Extension and Amendment Letter Agreement dated June 4, 2015

10.3	Extension and Amendment Letter Agreement dated June 4, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VU1 CORPORATION

Date: June 9, 2015	By: /s/ Matthew J. DeVries
Matthew J. DeVries
Chief Financial Officer